ARTICLES AND CERTIFICATE OF MERGER

         THESE ARTICLES AND CERTIFICATE OF MERGER are entered into this 4th day of December, 2000, by and between Time Lending California, Inc., a California corporation ("Time-California") and Time Lending California, Inc., a Nevada corporation ("Time-Nevada"). Time-California and Time-Nevada are referred to herein collectively as the "Constituent Corporations".

         FIRST: The Agreement and Plan of Merger ("Plan of Merger") entered into between the Constituent Corporations has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 1103 of the California Corporation Code and Section 78.475 of the Nevada Revised Statues and in accordance with Section 368(a)(1)(f) of the Internal Revenue Code of 1986 as amended in order to change the domicile of the California Company to the State of Nevada.

         SECOND: Time-Nevada shall be the surviving corporation. The Articles of Incorporation and Bylaws of Time-Nevada shall be the Articles of Incorporation and Bylaws of the surviving corporation.

         THIRD: On December 1, 2000, 1,000 shares of Common Stock of Time-California were entitled to vote on the Plan of Merger, and 1,000 shares approved the Plan of Merger on that date. The number of votes cast was sufficient for approval. The approval of owners of Time-Nevada was not required.

         FOURTH: The complete executed Plan of Merger is on file at the registered office of Time-Nevada, located at 318 North Carson Street, Suite 208, City of Carson City, State of Nevada, 89701. A copy of the Plan of Merger will be furnished by Time-Nevada, on request and without cost, to any shareholder of the Constituent Corporations.

         FIFTH: Time-Nevada, as the surviving corporation, agrees that it may be served with process in the State of California in any proceeding for enforcement of any obligation of the surviving corporation arising from the merger and irrevocably appoints the Secretary of State as its agent to accept service of process in any suit or other proceedings. Any copy of such process should be mailed to 1040 E. Katella Ave., Suite B1, Orange, California 92867.

         IN WITNESS WHEREOF, the Constituent Corporations have caused these Articles and Certificate of Merger to be signed as of the ______ day of December, 2000.

                                           TIME-CALIFORNIA:

ATTEST:                                    TIME LENDING CALIFORNIA, INC.,
                                           a California corporation


/s/ Philip C. La Puma                      By: /s/ Michael F. Pope
-----------------------------                  ---------------------------------
Philip C. La Puma, Secretary                   Michael F. Pope, President

                                           TIME-NEVADA:



ATTEST:                                    TIME LENDING CALIFORNIA, INC.
                                           a Nevada corporation


/s/ Philip C. La Puma                      By: /s/ Michael F. Pope
-----------------------------                  ---------------------------------
Philip C. La Puma, Secretary                   Michael F. Pope, President

                            CORPORATE ACKNOWLEDGEMENT
                          TIME LENDING CALIFORNIA, INC.
                            A CALIFORNIA CORPORATION

STATE OF CALIFORNIA        )
                           )  ss.
CITY OF ORANGE             )

         On this ______ day of December, 2000, before me __________________, the undersigned officer, personally appeared Michael F. Pope, known personally to me to be person who executed the foregoing document as the President of Time Lending California, Inc., a California corporation, and that he, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

         My commission expires:


                                                     ---------------------------
S E A L                                              Notary Public



                            CORPORATE ACKNOWLEDGEMENT
                          TIME LENDING CALIFORNIA, INC.
                              A NEVADA CORPORATION


STATE OF CALIFORNIA        )
                           )  ss.
CITY OF ORANGE             )

         On this ________ day of December, 2000, before me ________________, the undersigned officer, personally appeared Michael F. Pope, known personally to me to be person who executed the foregoing document as the President of Time Lending California, Inc., a Nevada corporation, and that he, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

         My commission expires:


                                                     ---------------------------
S E A L                                              Notary Public